UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026 (August 20, 2026)

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

6.50% Fixed-to-Floating Rate Subordinated Notes due 2036

On August 24, 2026, Provident Financial Services, Inc., a Delaware corporation (“we”, “us” or the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $175,000,000 aggregate principal amount of its 6.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes were sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-275213) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 30, 2023, and were offered to the public pursuant to the prospectus supplement, dated August 20, 2026, supplementing the prospectus, dated October 30, 2023, which is contained in and forms part of the Registration Statement.

The Company intends to use the net proceeds from the Offering to repay $150 million aggregate principal amount of its outstanding 2.875% Fixed-to-Floating Rate Subordinated Notes due 2031 and $20 million aggregate principal amount of its variable rate Junior Subordinated Notes due 2033, and for general corporate purposes.

In connection with the Offering, the Company entered into an underwriting agreement, dated August 20, 2026 (the “Underwriting Agreement”) with Piper Sandler & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters listed therein. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to a Subordinated Indenture, dated May 13, 2024 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), as supplemented by a Second Supplemental Indenture thereto, dated as of August 24, 2026 (the Second Supplemental Indenture”), by and between the Company and the Trustee. The Notes are subordinated, unsecured obligations of the Company and: (i) rank junior to the Company’s existing and future senior indebtedness, (ii) rank equal to the Company’s existing and future unsecured subordinated debt, (iii) rank senior to the Company’s existing and future junior subordinated debt, (iv) are effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness and (v) are structurally subordinated to the existing and future indebtedness, liabilities and other obligations, including deposit liabilities, of the Company’s subsidiaries, including Provident Bank.

The Notes will bear interest from and including August 24, 2026 to, but excluding, September 1, 2031 at a fixed rate of 6.50% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2027. From and including September 1, 2031 to, but excluding, September 1, 2036 (unless redeemed prior to such date), the Notes will bear interest at a floating rate per annum equal to a benchmark rate (reset quarterly) (which is expected to be Three-Month Term SOFR) plus 239 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2031. Notwithstanding the foregoing, if the benchmark is less than zero, the benchmark will be deemed to be zero. The Notes will mature on September 1, 2036, unless earlier redeemed.

The Notes may be redeemed at our option, beginning on September 1, 2031, and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company. The Notes may also be redeemed, at any time prior to their maturity including prior to September 1, 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon or after the occurrence of (i) a Tax Event (as defined in the Indenture), (ii) a subsequent event, as a result of which there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) a requirement that we register as an investment company under the Investment Company Act of 1940. In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture and the Notes, respectively, are not complete and are each qualified in their entirety by reference to the complete text of the respective documents (or, in the case of the Notes, the form thereof), each of which is attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated August 20, 2026, among Provident Financial Services, Inc., Piper Sandler & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named therein
4.1	Indenture, dated May 13, 2024, between Provident Financial Services, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Provident Financial Services, Inc. Current Report on Form 8-K, filed May 13, 2024)
4.2	Second Supplemental Indenture, dated August 24, 2026, between Provident Financial Services, Inc. and Wilmington Trust, National Association, as trustee
4.3	Form of 6.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (included in Exhibit 4.2)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provident Financial Services, Inc.
Date: August 24, 2026
	By:	/s/ Adriano M. Duarte
Adriano M. Duarte
Executive Vice President and Chief Financial Officer